Exhibit 10.7

Executive Agreement

NONQUALIFIED STOCK OPTION AGREEMENT

Tailored Brands, Inc.
2016 Long-Term Incentive Plan

This NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made between Tailored Brands, Inc., a Texas corporation (the “Company”), and ________________________________ (the “Executive”) effective as of __________ __, 20___  (the “Grant Date”), pursuant to the Tailored Brands, Inc. 2016 Long-Term Incentive Plan (the “Plan”), a copy of which previously has been made available to the Executive and the terms and provisions of which are incorporated by reference herein.  Capitalized terms that are not specifically defined in this Agreement shall have the meanings ascribed to them in the Plan or the Tailored Brands, Inc. Senior Executive Change in Control Severance Plan, adopted effective September 8, 2016 (the “Change in Control Plan”).

Whereas,  the Company desires to grant to the Executive the nonqualified stock option specified herein, subject to the terms and conditions of this Agreement; and

Whereas,  the Executive desires to have the opportunity to receive from the Company a nonqualified stock option subject to the terms and conditions of this Agreement;

Now,  Therefore,  in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.         Grant of the Option.  Subject to the terms of the Plan and this Agreement, on the Grant Date the Company has granted to the Executive an option to purchase _______________ shares of Stock (the “Common Stock”) at a price of $__________ per share, subject to adjustment as provided in the Plan (the “Option”).  The Option shall vest and become exercisable as set forth below:

(a)        No portion of the Option may be exercised until the Executive has completed one (1) year of continuous employment with the Company or any Affiliate following the Grant Date.

(b)        The Option shall vest and may be exercised in accordance with the following schedule:

Date of Vesting	Additional Percentage of Option Vested and Exercisable	Additional Number of Shares With Respect to Which Option May Be Exercised

Executive Agreement

(c)        To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part until the Option expires and terminates as provided in Section 4 of this Agreement.

(d)        In no event shall the Option be exercisable on or after the tenth anniversary of the Grant Date.

2.         Nontransferability.  Except as specified below, the Option shall not be transferable or assignable by the Executive other than by will or the laws of descent and distribution, and shall be exercisable during the Executive’s lifetime only by the Executive.

3.         No Vesting After Termination of Employment.  In the event the Executive’s employment with the Company and all Affiliates terminates for any reason, the Option shall not continue to vest after such termination of employment.

4.         Expiration and Termination of the Option.  The Option shall expire, terminate and become null and void as provided in this Section 4.

(a)        The Option shall expire and terminate on the earlier of (i) the last day of the 10-year period commencing on the Grant Date (the “Option General Expiration Date”) or (ii) one day less than one month after the termination of the Executive’s employment with the Company and all Affiliates for any reason other than death, Disability or Retirement.

(b)        In the event the Executive’s employment with the Company and all Affiliates terminates as a result of the Executive’s death while the Executive is employed by the Company or any Affiliate and before the Option otherwise terminates as provided in Section 4(a) of this Agreement, the Option shall expire and terminate on the earlier of (i) the Option General Expiration Date or (ii) one year following the date of the Executive’s death, during which one year period the Executive’s executors, administrators or any person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, shall be entitled to exercise the Option in respect of the number of shares of Stock that the Executive would have been entitled to purchase had the Executive exercised the Option on the date the Executive’s employment with the Company and all Affiliates terminated as a result of the Executive’s death.

(c)        In the event the Executive’s employment with the Company and all Affiliates terminates as a result of the Executive incurring a Disability while the Executive is employed by the Company or any Affiliate and before the Option otherwise terminates as provided in Section 4(a) of this Agreement, the Option shall expire and terminate on the earlier of (i) the Option General Expiration Date or (ii) one year following the date on which the Executive’s employment with the Company and all Affiliates terminates as a result of the Executive incurring a Disability, during which one year period the Executive shall be entitled to exercise the Option in respect of the number of shares of Stock that the Executive would have been entitled to purchase had the Executive exercised the Option on the date the Executive’s employment with the Company and all Affiliates terminated as a result of the Executive incurring a Disability.

(d)        In the event the Executive’s employment with the Company and all Affiliates terminates as a result of the Executive’s Retirement before the Option otherwise

Executive Agreement

terminates as provided in Section 4(a) of this Agreement, the Option shall expire and terminate on the earlier of (i) the Option General Expiration Date or (ii) one year following the date of the Executive’s Retirement, during which one year period the Executive shall be entitled to exercise the Option in respect of the number of shares of Stock that the Executive would have been entitled to purchase had the Executive exercised the Option on the date of the Executive’s Retirement and if the Executive dies within that one year period, any rights the Executive may have had to exercise the Option shall be exercisable by the Executive’s executors, administrators or any person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, as appropriate, for the remainder of such one year period.

5.         Amendment and Waiver.  Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Executive.  Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Executive.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same.  No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

6.         Not an Employment Agreement.  The grant of the Option imposes no obligation on the Company or any Affiliate to employ the Executive for any period.  This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between the Executive and the Company or any Affiliate or to guarantee the right to remain employed by the Company or any Affiliate for any specified term.

7.         No Rights of a Shareholder.  The Executive shall not have any rights as a shareholder with respect to any shares of Stock covered by the Option until the date of the issuance of the stock certificate or certificates to the Executive for such shares of Stock following the Executive’s exercise of the Option, in whole or in part, pursuant to its terms and conditions of this Agreement and the Plan and payment for such shares of Stock and all withholding tax obligations with respect thereto.  No adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate or certificates are issued.

8.         Limits on Exercisability.  The Option shall not be exercisable until (a) the effective registration under the Securities Act of 1933, as amended (the “Act”), of the shares of Stock to be received pursuant to this Agreement (unless in the opinion of counsel for the Company such offering is exempt from registration under the Act); and (b) compliance with all other applicable laws.  If the Executive is an officer or “affiliate” of the Company (as such term is defined under the Act), the Executive consents to the placing on the certificate for any shares of Stock acquired upon exercise of the Option of an appropriate legend restricting resale or other transfer of such shares of Stock, except in accordance with the Act and all applicable rules thereunder.

Executive Agreement

9.         No Fractional Shares.  All provisions of this Agreement concern whole shares of Stock.  If the application of any provision hereunder would yield a fractional share of Stock, such fractional share of Stock shall be rounded down to the next whole share of Stock if it is less than 0.5 and rounded up to the next whole share of Stock if it is 0.5 or more.

10.       Tax Withholding.  To the extent that the receipt or exercise of the Option results in income to the Executive for federal, state or local income, employment or other tax purposes with respect to which the Company or any Affiliate has a withholding obligation, the Executive shall deliver to the Company at the time of such receipt or exercise, as the case may be, such amount of money as the Company or any Affiliate may require to meet its obligation under applicable tax laws or regulations, and, if the Executive fails to do so, the Company is authorized to withhold from the shares of Stock issued under this Agreement or from any cash or stock remuneration then or thereafter payable to the Executive in any capacity any tax required to be withheld by reason of such resulting income, including (without limitation) the shares of Stock, sufficient to satisfy the withholding obligation based on the Fair Market Value of the Stock on the date that the withholding obligation arises.

11.       Governing Law and Severability.  The validity, construction and performance of this Agreement shall be governed by the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

12.       Notices.  Any offer, notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by facsimile, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the then current address of the Company’s Principal Corporate Office, and to the Executive at the Executive’s residential address indicated beneath the Executive’s signature on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

13.       Successors and Assigns.  This Agreement shall, except as herein stated to the contrary, bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Executive, the Executive’s permitted assigns, executors, administrators, agents, legal and personal representatives.

14.       Type of Option.  The Option is a nonqualified stock option which is not intended to be governed by section 422 of the Code.

15.       Acceptance of Plan Terms.  In accepting the Option and this Agreement, the Executive accepts and agrees to be bound by all the terms and conditions of the Plan.

Executive Agreement

16.       Forfeiture for Cause.    Notwithstanding any other provision of this Agreement, the Option granted hereunder shall be subject to the Forfeiture for Cause provisions contained in Section 4.7 of the Plan.

17.       Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

18.       Effect on Other Agreements.  The parties acknowledge and agree that, with the exception of the Change in Control Plan or an employment agreement, if either or both are applicable to the Executive, the provisions of this Agreement shall supersede any and all other agreements and rights that the Executive has under any agreements or arrangements between the Executive and the Company, whether in writing or otherwise, with respect to the matters set forth herein.

In Witness Whereof, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Executive has executed this Agreement, all effective as of the date first above written.

TAILORED BRANDS, INC.

By:

Name:

Title:

EXECUTIVE:

Name:

Address: